Exhibit 99.1

VOLTAIRE LTD.

CONSOLIDATED FINANCIAL STATEMENTS

VOLTAIRE LTD.

CONSOLIDATED FINANCIAL STATEMENTS

TABLE OF CONTENTS

Page
Report of Independent Registered Public Accounting Firm	F-2
Consolidated financial statements:
Balance Sheets	F-3 - F-4
Statements of Operations	F-5
Statements of changes in Shares and Shareholders’ Equity	F-6
Statements of Cash Flows	F-7
Notes to Financial Statements	F-8 - F-31

The amounts are stated in U.S. dollars in thousands

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the shareholders of

VOLTAIRE LTD.

We have audited the consolidated balance sheets of Voltaire Ltd. (the “Company”) and its subsidiaries as of December 31, 2010 and 2009 and the related consolidated statements of operations, of changes in shareholders’ equity and of cash flows for each of the three years in the period ended December 31, 2010. These financial statements are the responsibility of the Company’s Board of Directors and management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by the Company’s Board of Directors and management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the consolidated financial position of the Company and its subsidiaries as of December 31, 2010 and 2009 and the results of their operations and their cash flows for each of the three years in the period ended December 31, 2010, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the consolidated financial statements, on February 7, 2011, Mellanox Technologies Ltd, acquired the Company.

Tel-Aviv, Israel	/s/ Kesselman & Kesselman
April 13, 2011	Certified Public Accountants (lsr.)
A member firm of PricewaterhouseCoopers International Limited

VOLTAIRE LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands)

	December 31,
	2010	2009

ASSETS
CURRENT ASSETS:
Cash and cash equivalents	$9,025	$12,896
Short-term investments (note 3,4)	20,922	20,074
Restricted deposits	1,733	1,733
Accounts receivable (note 11a):
Trade	13,848	13,056
Prepaid expenses and other	1,577	1,862
Inventories (note 11b)	8,591	5,795
Total current assets	55,696	55,416
INVESTMENTS:
Restricted long-term deposit	1,233	1,139
Long-term deposits	165	219
Marketable securities (note 3,4)	9,979	11,614
Funds in respect of employee rights upon retirement	3,221	2,522
Total investments	14,598	15,494

DEFERRED INCOME TAXES	21	97
PROPERTY AND EQUIPMENT, net of accumulated depreciation and amortization (note 5)	7,021	7,149
Total assets	$77,336	$78,156

The accompanying notes are an integral part of the consolidated financial statements.

VOLTAIRE LTD.

CONSOLIDATED BALANCE SHEETS

(U.S. dollars in thousands, except share and per share data)

	December 31,
	2010	2009

LIABILITIES AND SHAREHOLDERS’ EQUITY
CURRENT LIABILITIES:
Accounts payable and accruals:
Trade	$7,648	$10,470
Other (note 11c)	5,308	4,246
Deferred revenues (note 11d)	5,009	4,308
Total current liabilities	17,965	19,024

LONG-TERM LIABILITIES:
Accrued severance pay (note 6)	4,351	3,454
Deferred revenues (note 11d)	3,452	3,647
Other long-term liabilities	464	621
Total long-term liabilities	8,267	7,722

COMMITMENTS AND CONTINGENT LIABILITIES (note 7)
Total liabilities	26,232	26,746

SHAREHOLDERS’ EQUITY (note 8):
Ordinary shares of NIS 0.01 par value:
Authorized 200,000,000 shares at December 31, 2010 and December 31, 2009; issued and outstanding 21,627,034 at December 31, 2010 and 21,060,611 at December 31, 2009;	2,789	2,787
Additional paid-in capital	156,924	152,770
Accumulated other comprehensive income	410	130
Accumulated deficit	(109,019)	(104,277)
Total shareholders’ equity	51,104	51,410
Total liabilities and shareholders’ equity	$77,336	$78,156

The accompanying notes are an integral part of the consolidated financial statements.

VOLTAIRE LTD.

CONSOLIDATED STATEMENTS OF OPERATIONS

(U.S. dollars in thousands)

	Year Ended December 31,
	2010	2009	2008

REVENUES	$70,699	$50,369	$61,592
COST OF REVENUES	33,906	24,212	30,957
GROSS PROFIT	36,793	26,157	30,635
OPERATING EXPENSES:
Research and development	18,720	16,267	15,692
Sales and marketing	13,687	12,210	13,205
General and administrative	8,862	8,310	7,396
Total operating expenses	41,269	36,787	36,293
LOSS FROM OPERATIONS	(4,476)	(10,630)	(5,658)
FINANCIAL INCOME	290	382	1,452
FINANCIAL EXPENSES	(191)	(206)	(26)
LOSS BEFORE TAX EXPENSES	(4,377)	(10,454)	(4,232)
TAX EXPENSES	(365)	(542)	(776)
NET LOSS ATTRIBUTABLE TO ORDINARY SHAREHOLDERS	$(4,742)	$(10,996)	$(5,008)

The accompanying notes are an integral part of the consolidated financial statements.

VOLTAIRE LTD.

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ EQUITY

(U.S. dollars in thousands, except share data)

	Number of Shares	Amount
	Ordinary shares	Ordinary shares		Additional paid-in capital	Accumulated other comprehensive income (loss)	Accumulated deficit	Total shareholders’ equity (capital deficiency)
BALANCE AT JANUARY 1, 2008	20,545,855	$2,786		$147,194	$(4)	$(88,273)	$61,703
CHANGES DURING 2008:
Unrealized income from available-for-sale securities, net					30		30
Unrealized losses on derivative instruments, net					(10)		(10)
Net loss						(5,008)	(5,008)
Total comprehensive loss					20	(5,008)	(4,988)
Exercise of options by employees	418,297	1		374			375
Employee share-based compensation expenses				1,970			1,970
Non-employee share-based compensation expenses				25			25
Excess tax benefit on options exercised				566			566
BALANCE AT DECEMBER 31, 2008	20,964,152	$2,787		$150,129	$16	$(93,281)	$59,651
CHANGES DURING 2009:
Unrealized losses from available-for-sale securities, net					(41)		(41)
Unrealized income on derivative instruments, net					155		155
Net loss						(10,996)	(10,996)
Total comprehensive loss					114	(10,996)	(10,882)
Exercise of options by employees	96,459	(*	)	100			100
Employee share-based compensation expenses				2,451			2,451
Non-employee share-based compensation expenses				20			20
Excess tax benefit on options exercised				70			70
BALANCE AT DECEMBER 31, 2009	21,060,611	$2,787		$152,770	$130	$(104,277)	$51,410
CHANGES DURING 2010:
Unrealized gains from available-for-sale securities, net					88		88
Unrealized income on derivative instruments, net					192		192
Net loss						(4,742)	(4,742)
Total comprehensive loss					280	(4,742)	(4,462)
Exercise of options and RSUs by employees	566,423	2		1,020			1,022
Employee share-based compensation expenses				3,053			3,053
Non-employee share-based compensation expenses				2			2
Excess tax benefit on options exercised				79			79
BALANCE AT DECEMBER 31, 2010	21,627,034	$2,789		$156,924	$410	$(109,019)	$51,104

(*) Less than $1

The accompanying notes are an integral part of the consolidated financial statements

VOLTAIRE LTD.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(U.S. dollars in thousands)

	Year Ended December 31,
	2010	2009	2008
CASH FLOWS FROM OPERATING ACTIVITIES:
Net loss	$(4,742)	$(10,996)	$(5,008)
Adjustments required to reconcile net loss to net cash used in operating activities:
Depreciation of property and equipment	3,496	2,656	1,676
Amortization of discount and premium related to marketable securities, net	221	56	(121)
Deferred income taxes	416	773	360
Change in accrued severance pay	897	663	785
Loss (gain) from funds in respect of employee rights upon retirement	(266)	(280)	132
Non-cash share-based compensation expenses	3,055	2,471	1,995
Excess tax benefit on options exercised	(79)	(70)	(566)
Changes in operating asset and liability items:
Decrease (increase) in accounts receivable	(707)	(3,297)	696
Increase (decrease) in accounts payable and accruals and deferred revenues	(1,374)	6,872	(2,435)
Decrease (increase) in inventories	(2,796)	(597)	485
Net cash used in operating activities	(1,879)	(1,749)	(2,001)
CASH FLOWS FROM INVESTING ACTIVITIES:
Increase in restricted deposits	—	(1,073)	(1,558)
Purchase of property and equipment	(3,368)	(6,146)	(2,323)
Investment in marketable securities	(37,714)	(50,229)	(79,705)
Investment in short term deposit, net	800	101	(901)
Proceeds from sale of marketable securities	37,568	47,590	58,721
Amounts funded in respect of employee rights upon retirement, net	(433)	(500)	(622)
Decrease (Increase) in long-term deposits	54	(36)	(23)
Net cash used in investing activities	(3,093)	(10,293)	(26,411)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from exercise of options	1,022	100	375
Excess tax benefit on options exercised	79	70	566
Net cash provided by financing activities	1,101	170	941
DECREASE IN CASH AND CASH EQUIVALENTS	(3,871)	(11,872)	(27,471)
BALANCE OF CASH AND CASH EQUIVALENTS AT BEGINNING OF YEAR	12,896	24,768	52,239
BALANCE OF CASH AND CASH EQUIVALENTS AT END OF YEAR	$9,025	$12,896	$24,768
Supplemental disclosures of cash flow information:
Income taxes paid	$161	$166	$440
Income tax returned	$—	$177	$—

The accompanying notes are an integral part of the consolidated financial statements

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 1 - DESCRIPTION OF BUSINESS:

Voltaire Ltd. (the “Company”), an Israeli corporation, was incorporated and commenced operations on April 9, 1997. The Company’s ordinary shares are listed on The Nasdaq Global Market and commenced trading on July 26, 2007.

On November 29, 2010, the Company entered into a merger agreement with Mellanox Technologies, Ltd. (“Mellanox”), a public company according to which each issued and outstanding ordinary share of the Company will be deemed to have been transferred to Mellanox in exchange for the right to receive $8.75 in cash, without interest. In addition, each outstanding option and restricted stock unit of the Company shall be assumed by Mellanox and converted into an option or restricted stock unit of Mellanox using certain conversion ratio.

On February 7, 2011, Mellanox, acquired the Company for approximately $207.7 million in cash.

The Company and its wholly owned subsidiaries, (together with the Company, the “Group”), are engaged in the development, production, marketing and sales of scale out networking solutions.

As of December 31, 2010 the Company depends on a single supplier to manufacture and provide a key component for its switch products.

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES:

a.                    Accounting principles:

The consolidated financial statements have been prepared in accordance with U.S. Generally Accepted Accounting Principles (“U.S. GAAP”).

b.             Use of estimates:

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of sales and expenses during the reporting periods. Actual results could differ from those estimates.

c.     Functional currency:

The currency of the primary economic environment in which the operations of the Group are conducted is the U.S. dollar (“$” or “dollar”).  The majority of the Group’s revenues are derived in dollars. Purchases of most materials and components are also carried out in dollars. Accordingly, the functional currency of the Group is the dollar.

The dollar figures are determined as follows: transactions and balances originally denominated in dollars are presented in their original amounts.  Balances in foreign currencies are translated into dollars using historical and current exchange rates for non-monetary and monetary balances, respectively. The resulting translation gains or losses are recorded as financial income or expense, as appropriate. For transactions reflected in the statements of operations in foreign currencies, the exchange rates at transaction dates are used. Depreciation and changes in inventories and other changes deriving from non-monetary items are based on historical exchange rates.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

d.    Principles of consolidation:

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Intercompany transactions and balances, including profits from intercompany sales not yet realized outside the Group, have been eliminated upon consolidation.

e.    Cash and cash equivalents:

The Group considers all highly liquid investments purchased with an original maturity of three months or less, that are not restricted, to be cash equivalents. To mitigate risks the Group deposits cash and cash equivalents with high credit quality financial institutions.

f.     Marketable securities:

The Company classifies its investing in marketable securities as available-for-sale. Accordingly, these securities are measured at fair value, with unrealized gains and losses reported in accumulated other comprehensive income (loss), a separate component of shareholders’ equity. The fair value of quated securities is based on current market value. Realized gains and losses on sales of investments, and a decline in value which is considered as other than temporary, are included in the consolidated statement of operations. Interest and amortization of premium and discount on debt securities are recorded as financial income.

The Company classifies marketable securities as available-for-sale as either current or non-current based on maturities and management’s reasonable expectation with regard to those securities. If management expects to convert securities to cash during the normal operating cycle of the business, then the securities are classified as current assets. Those securities that are not expected to be realized in cash within one year (or normal operating cycle) are classified as non-current.

The Company holds its marketable securities as available-for-sale and marks them to market. The Company typically invests in highly-rated securities, and its policy generally limits the amount of credit exposure to any one issuer. When evaluating investments for other-than-temporary impairment, the Company reviews factors such as the length of time and extent to which fair value has been below cost basis, the financial condition of the issuer and any changes thereto, and the Company’s intent to sell, or whether it is more likely than not it will be required to sell, the investment before recovery of the investment’s amortized cost basis. Based on the above factors, the Company concluded that unrealized losses on all available-for-sale securities were not other-than-temporary and did not recognize any impairment charges on outstanding securities.

g.    Restricted deposits:

The Group maintains certain cash amounts restricted as to withdrawal or use. The restricted deposits are denominated in U.S. dollars and NIS and presented at cost, plus accrued interest at rates of 0.5% for deposits in U.S. dollars and 2.2% for deposits in NIS per annum as of December 31, 2010.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

h.   Fair value of financial instruments:

The Group financial instruments are measured at fair value. Fair value is defined as the price that would be received to sell an asset or paid to transfer a liability (i.e., the “exit price”) in an orderly transaction between market participants at the measurement date.

i.     Concentration of credit risk:

Financial instruments that potentially subject the Group to a concentration of credit risk consist of cash, cash equivalents, restricted cash and marketable securities, which are deposited in major financial institutions in the United States and Israel, and accounts receivable. The Group’s accounts receivable are derived from revenues earned from customers located in North America, Europe and Asia. The Group performs ongoing credit evaluations of its customers’ financial condition and, generally, requires no collateral from its customers. The Group maintains an allowance for doubtful accounts receivable based upon the expected ability to collect the accounts receivable. The Group reviews its allowance for doubtful accounts quarterly by assessing individual accounts receivable and all other balances based on historical collection experience and an economic risk assessment. If the Group determines that a specific customer is unable to meet its financial obligations to the Group, the Group provides an allowance for credit losses to reduce the receivable to the amount management reasonably believes will be collected.

j.                  Inventories:

Inventories include finished goods and raw materials. Inventories are stated at the lower of cost (cost is determined on a “first-in, first-out” basis) or market value. Reserves for potentially excess and obsolete inventories are made based on management’s analysis of inventory levels and future sales forecasts. Once established, the original cost of the Company’s inventory less the related inventory reserve represents the new cost basis of such products.

k.   Property and equipment:

Property and equipment are stated at cost, net of accumulated depreciation. Depreciation is calculated using the straight-line method over the estimated useful lives of the related assets: over three years for computers and other electronic equipment, and seven to fifteen years for office furniture and equipment. Leasehold improvements are amortized on a straight-line basis over the term of the lease, or the useful life of the assets, whichever is shorter. Maintenance and repairs are charged to expense as incurred, and improvements are capitalized.

When assets are retired or otherwise disposed of, the cost and accumulated depreciation or amortization are removed from the accounts and any resulting gain or loss is reflected in the results of operations in the period realized.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

l.                  Impairment of long-lived assets:

The Group reviews all long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be recoverable. If the sum of the expected future cash flows (undiscounted and without interest charges) of the long-lived assets is less than the carrying amount of such assets, an impairment loss would be recognized, and the assets would be written down to their estimated fair values.

To date, the Group has not recorded any impairment charges relating to its long-lived assets.

m.            Revenue recognition:

The Group generates revenues mainly from the sale of hardware and software products and the provision of extended hardware warranties and support contracts. The Group sells its products mostly to OEMs, distributors, system integrators and value added resellers, all of whom are considered customers from the Group’s perspective.

The software components of the Group products are deemed to be more than incidental to the products as a whole, and therefore, the Group accounts for its product sales in accordance with software revenue recognition accounting guidance.

Revenues from product sales are recognized when persuasive evidence of an agreement exists, delivery of the product to the customer has occurred, the fee is fixed or determinable and collectibility is probable.

Revenues from fixed-price contracts which require significant modification and or customization to customer specifications are recognized using the percentage-of-completion, percentage-of-completion estimates are in man-months of labor. Losses on contracts, if any, are recognized in the period in which the loss is determined.

The Group’s standard shipping term are Freight on Board or Ex-Works Seller’s Premises. The Group relies upon an accepted purchase order as persuasive evidence of an arrangement.

The Group’s standard arrangement with its customers includes no right of return and no customer acceptance provisions. In a limited number of arrangements the Group has deviated from its standard terms by accepting purchase order arrangements from customers that included certain acceptance tests with timescales and trigger points after delivery.  In such cases, the Group does not recognize revenue until all such obligations, timescales and acceptance tests are approved by the customer.

Revenue earned on software arrangements involving multiple elements is allocated to each element based on the relative specific objective fair value (“VSOE”) of the elements. A significant portion of the Group’s product sales include multiple elements. Such elements typically include several or all of the following: hardware, software, extended hardware warranties and support services. When the fair value of a delivered element has not been established, but fair value exists for the undelivered elements, the Company uses the residual method to recognize revenue if the fair value of all undelivered elements is determinable. Under the residual method, the fair value of the undelivered elements is deferred and the remaining portion of the arrangement fee is allocated to the delivered elements and is recognized as revenue.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

Revenues from support and extended hardware warranties included in multiple element arrangements are deferred and recognized on a straight-line basis over the term of the applicable service agreement.

The Group provides for potential warranty liability costs in the same period as the related revenues are recorded. This estimate is based on past experience of historical warranty claims and other known factors. The Group grants a one-year hardware warranty and a three-month software warranty on all of its products. In cases where the customer wishes to extend the warranty for more than one year, the Group charges an additional fee. This amount is recorded as deferred revenue and recognized over the period that the extended warranty is provided and the related performance obligation is satisfied.

The VSOE of fair value of the extended warranty and support services is determined based on renewal rates. Deferred revenues are classified as short and long term and recognized as revenues at the time the respective elements are provided.

The Group recognizes revenue net of VAT.

n.               Product warranty:

The Group grants a one-year hardware warranty and a three-month software warranty on all of its products. The Group estimates the costs that may be incurred under its warranty arrangements and records a liability in the amount of such costs at the time product revenue is recognized. This estimate is based on past experience of historical warranty claims and other known factors.  Factors that affect the Group’s warranty liability include the number of installed units, historical and anticipated rates of warranty claims and cost per claim. The Group periodically assesses the adequacy of its recorded warranty liabilities and adjusts the amounts as necessary.

Changes in the Group’s liability for product warranty during the years ended December 31, 2010, 2009 and 2008, are as follows:

	Year Ended December 31,
	2010	2009	2008

Balance at the beginning of the year	$115	$146	$242
Warranty charged to cost of sales	241	229	346
Settlements during the year	(241)	(260)	(442)
Balance at the end of the year	$115	$115	$146

o.     Research and development costs:

Research and development costs are charged to the statement of operations as incurred. Based on the Group’s product development process, technological feasibility is established upon the completion of a working model. The Group does not incur material costs between the completion of a working model and the point at which the products are ready for general release.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

p.               Share-based compensation:

The Company accounts its employees options based on the grant-date fair value method. The fair value of share-based awards is estimated using the Black-Scholes valuation model, the payment transaction is recognized as expense over the requisite service period, net of estimated forfeitures. The Company estimated forfeitures based on historical experience and anticipated future conditions.

The Company recognizes compensation cost for an award with only service conditions that has a graded vesting schedule using the straight-line method over the requisite service period for the entire award.

The Company accounts for equity instruments issued to third party service providers (non-employees) in accordance with the fair value based on an option-pricing model. The fair value of the options granted is revalued over the related service periods and recognized over the vesting period using the straight line method.

q.               Derivatives and Hedging

To protect against the increase in value of forecasted foreign currency cash flow resulting from expenses paid in NIS during the year, the Company adopted certain hedging policies. The Company hedges portions of the anticipated payroll of its Israeli employees, Israeli suppliers expenses and anticipated rent expenses of its Israeli premises denominated in NIS for a period of one to twelve months with forward and options contracts.  The fair value of all derivative instruments is recorded as assets or liabilities at the balance sheet date. Changes in the fair value of these instruments are reported in income or accumulated other comprehensive income (loss), net, depending on the use of the derivative and whether it qualifies for hedge accounting treatment. Gains and losses on derivative instruments qualifying as cash flow hedges are recorded in accumulated other comprehensive income (loss), net, to the extent the hedges are effective, until the underlying transactions are recognized in income. To the extent effective, gains and losses on derivative instruments used as hedges of the Company’s expenses in foreign currency are recorded in Accumulated other comprehensive income (loss), net. Derivative instruments not designated as hedges are marked to market at the end of each accounting period with the change in fair value recorded in income.

As of December 31, 2010, the Company recorded comprehensive income of $337 from its forward and options contracts in respect to anticipated payroll for its Israeli employees, Israeli suppliers expenses and anticipated rent expenses expected in 2011. Such amounts will be recorded in the consolidated statements of operations of 2011. The Company recognized in 2010 net loss of $235 related to forward and options contracts.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

Fair Value of Derivatives Instruments:

	Asset Derivatives				Liability Derivatives
	December 31,				December 31,
	2010		2009		2010		2009
Foreign exchange contracts	Balance Sheet Location	Fair value	Balance Sheet Location	Fair value	Balance Sheet Location	Fair value	Balance Sheet Location	Fair value
Derivatives designated as hedging instruments	Other accounts receivable	$339	Other accounts receivable	$184	Other accounts payables and accruals	$2	Other accounts payables and accruals	$39
Total financial derivatives		$339		$184		$2		$39

The Effect of Derivatives instruments on the Statement of Operations for the Years Ended December 31, 2010 and 2009 is as follows:

Derivatives designated as	Amount of gain (loss) recognized in OCI on derivatives (effective portion)		Location of gain loss reclassified from accumulated OCI into income	Amount of gain (loss) reclassified from accumulated OCI into income (effective portion)
Hedging instrument	2010	2009	(effective portion)	2010	2009
Foreign exchange contracts	$427	$155	Operating expenses	$(235)	$(10)

Derivatives not designated as	Location of gain loss recognized in income	Amount of gain (loss) recognized in income on derivatives
hedging instruments	on derivatives	2010	2009
Foreign exchange contracts	Operating expenses	$—	$(28)
Foreign exchange contracts	Financial expenses	—	(76)
Total		$—	$(104)

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

r.                 Income Taxes

1. Deferred taxes:

Deferred taxes are determined utilizing the assets and liabilities method, which is based on the estimated future tax effects of the differences between the financial accounting and tax bases of assets and liabilities under the applicable tax laws. Deferred tax balances are computed using the tax rates expected to be in effect when those differences reverse. A valuation allowance in respect of deferred tax assets is provided if, based upon the weight of available evidence, it is more likely than not that some or all of the deferred tax assets will not be realized.

2. Uncertain tax positions:

The Group considers many factors when evaluating and estimating its tax positions and tax benefits, which may require periodic adjustments and which may not accurately anticipate actual outcomes. Tax positions are recognized only when it is more likely than not (likelihood of greater than 50%), based on technical merits, that the positions will be sustained upon examination. Tax positions that meet the more-likely-than-not threshold are measured using a probability weighted approach as the largest amount of tax benefit that is greater than 50% likely of being realized upon settlement. Whether the more-likely-than-not recognition threshold is met for a tax position is a matter of judgment based on the individual facts and circumstances of that position evaluated in light of all available evidence.

The Group classified interest and penalties relating to uncertain tax positions within the provision for income taxes.

s.                 Advertising

Cost related to advertising and promotion of products is charged to sales and marketing expense as incurred. Advertising expenses for all years were immaterial.

t.                  Comprehensive income (loss)

Comprehensive income consists of net income (loss) and other gains and losses affecting shareholders’ equity that under generally accepted accounting principles are excluded from the net income (loss). For the Group, such items consist of unrealized gains and losses on available-for-sale securities and derivative instruments.

	December 31,
	2010	2009
Accumulated net unrealized gain on:
Available-for-sale securities	$73	$(15)
Derivatives instruments	337	145
Net carrying amount	$410	$130

u.             Segment reporting

The Company has one operating segment.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 2 - SIGNIFICANT ACCOUNTING POLICIES (continued):

v.                          Newly issued accounting pronouncements:

In September 2009, the EITF reached a consensus on ASC 605-25 Revenue Arrangements with Multiple Deliverables). ASC 605-25 eliminates the criterion for objective and reliable evidence of fair value for the undelivered products or services. Instead, revenue arrangements with multiple deliverables should be divided into separate units of accounting if the deliverables meet several criteria.

The Issue eliminates the use of the residual method of allocation and requires, instead, that arrangement consideration be allocated, at the inception of the arrangement, to all deliverables based on their relative selling price (i.e., the relative selling price method). When applying the relative selling price method, a hierarchy is used for estimating the selling price for each of the deliverables, as follows:

•                  VSOE of the selling price;

•                  Third-party evidence (TPE) of the selling price — prices of the vendor’s or any competitor’s largely interchangeable products or services, in standalone sales to similarly situated customers; and

•                  Best estimate of the selling price.

ASC 605-25 is effective prospectively for revenue arrangements entered into or materially modified in fiscal years beginning on or after June 15, 2010. Early adoption is permitted if the Company elects to adopt ASC 985-605, concurrently.

In September 2009, the EITF reached a consensus on ASC 985-605 (Certain Revenue Arrangements That Include Software Elements). Entities that sell joint hardware and software products that meet the scope exception (i.e., essential functionality) will be required to follow the guidance in ASC 985-605. ASC 985-605 provides a list of items to consider when determining whether the software and non-software components function together to deliver a product’s essential functionality.

ASC 985-605 must be adopted for arrangements entered into beginning January 1, 2011, and may be early-adopted. The Group does not expect adoption of the updated guidance to have a material impact on its consolidated results of operations or financial condition

In January 2010, the FASB issued updated guidance related to fair value measurements and disclosures, which requires a reporting entity to disclose separately the amounts of significant transfers in and out of Level 1 and Level 2 fair value measurements and to describe the reasons for the transfers. In addition, in the reconciliation for fair value measurements using significant unobservable inputs, or Level 3, a reporting entity should disclose separately information about purchases, sales, issuances and settlements (that is, on a gross basis rather than one net number). The updated guidance also requires that an entity should provide fair value measurement disclosures for each class of assets and liabilities and disclosures about the valuation techniques and inputs used to measure fair value for both recurring and non-recurring fair value measurements for Level 2 and Level 3 fair value measurements. The updated guidance is effective for interim or annual financial reporting periods beginning after December 15, 2009, except for the disclosures about purchases, sales, issuances and settlements in the roll forward activity in Level 3 fair value measurements, which are effective for fiscal years beginning after December 15, 2010 and for interim periods within those fiscal years. The Company does not expect adoption of the updated guidance to have a material impact on its consolidated results of operations or financial condition.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 3 - FAIR VALUE MEASURMENT:

a.                                                          The Group measures its marketable securities and derivative financial instruments at fair value. The Company’s money market funds carried at fair value are generally classified within Level 1 of the fair value hierarchy because they are valued using quoted market prices. The Company has classified its derivative assets and liabilities within Level 2 of the fair value hierarchy as the valuation inputs are based on quoted prices and market observable data of similar instruments.

The Company classifies its investing in marketable securities as available-for-sale. Accordingly, these securities are measured at fair value, with unrealized gains and losses reported in accumulated other comprehensive income (loss), a separate component of shareholders’ equity. The Company has classified its marketable securities within Level 2 of the fair value hierarchy as the valuation inputs are based on quoted prices and market observable data of similar instruments.

Financial assets and financial liabilities measured at fair value on a recurring basis consist of the following as of December 31, 2010:

	Quoted Market Prices for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets
Corporate bonds	$—	$13,270	$—	$13,270
Money Market Funds	8,168	—	—	8,168
U.S. treasury and government agencies	—	5,871	—	5,871
Certificates of deposits	—	3,592	—	3,592
Derivative assets	—	339	—	339
	$8,168	$23,072	$—	$31,240

Liabilities
Derivative liabilities	$—	$2	$—	$2

Financial assets and financial liabilities measured at fair value on a recurring basis consist of the following as of December 31, 2009:

	Quoted Market Prices for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Assets
Corporate bonds	$—	$5,742	$—	$5,742
Money Market Funds	12,999	—	—	12,999
U.S. treasury and government agencies	—	8,712	—	8,712
Certificates of deposits	—	3,435	—	3,435
Derivative assets	—	184	—	184
	$12,999	$18,073	$—	$31,072

Liabilities
Derivative liabilities	$—	$39	$—	$39

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 3 - FAIR VALUE MEASURMENT (continued):

b.                                                      The carrying amounts of cash and cash equivalents, marketable securities, restricted deposits, accounts receivable, accounts payable and other accrued liabilities approximate their fair value either because these amounts are presented at fair value or due to the relatively short-term maturities of such instruments. The carrying amounts of the Group’s long-term deposits, other long-term assets and other long-term liabilities approximate their fair value.

NOTE 4 -INVESTMENTS:

The Group’s investments comprised of marketable securities and short term bank deposit.

a.                                                     Marketable securities as of December 31, 2010 and 2009 were as follows :

	December 31, 2010
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available-for-sale securities:
Corporate bonds	$13,203	$67	$—	$13,270
Money Market Funds	8,168	—	—	8,168
U.S. treasury and government agencies	5,864	7	—	5,871
Certificates of deposits	3,593		(1)	3,592
	$30,828	$74	$(1)	$30,901

	December 31, 2009
	Amortized Cost	Unrealized Gains	Unrealized Losses	Fair Value
Available-for-sale securities:
Corporate bonds	$5,746	$—	$(4)	$5,742
Money Market Funds	12,999	—	—	12,999
U.S. treasury and government agencies	8,718	—	(6)	8,712
Certificates of deposits	3,440		(5)	3,435
	$30,903	$—	$(15)	$30,888

Maturities
As of December 31, 2010:
Due in one year or less	$20,922
Due after one year to two years	9,979
$30,901

b.             Short term bank deposit as of December 31, 2010 and 2009 was $0 and $800, respectively.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 5 - PROPERTY AND EQUIPMENT:

a.              Composition of assets, grouped by major classifications, is as follows:

	December 31,
	2010	2009
Cost:
Computer equipment	$13,206	$10,000
Office furniture and equipment	392	288
Leasehold improvements	1,760	1,702
	15,358	11,990
Less - accumulated depreciation and amortization	(8,337)	(4,841)
Net carrying amount	$7,021	$7,149

b.              Depreciation and amortization expenses totaled approximately, $3,496, $2,656, $1,676 for the years ended December 31, 2010, 2009 and 2008, respectively.

NOTE 6 - ACCRUED SEVERANCE PAY:

Israeli labor law generally requires payment of severance pay upon dismissal of an employee or upon termination of employment in certain other circumstances. The severance pay liability of the Company to its employees, which reflects the undiscounted amount of the liability, is based upon the number of years of service and the latest monthly salary, and is partly covered by insurance policies and by regular deposits with recognized severance pay funds. The amounts funded are presented among the investments. The Company may only make withdrawals from the amounts funded for the purpose of paying severance pay. The severance pay expenses were $970, $601 and $917 in the years ended December 31, 2010, 2009 and 2008, respectively of which $433, $500 and $622, respectively were net deposited in funds managed by financial institutions that are earmarked by management to cover severance pay liability in respect of Israeli employees. Gain (loss) on amounts funded in respect of employee rights upon retirement totaled $266, $280 and $ (132) for the years ended December 31, 2010, 2009 and 2008, respectively.

The Company expects to contribute approximately $900 in 2011 to the pension funds and insurance companies in respect of its severance and pension pay obligations.

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES:

a.                     Royalty commitments

The Company was obligated to pay royalties to the Office of the Chief Scientist (“OCS”) on proceeds from sales of products resulting from the research and development in which the Government participated by way of grants. Under the terms of the Company’s funding from the OCS, royalties of 3.5% are payable on sales, up to 100% of the amount of the grant received by the Company (dollar linked); plus annual interest based on the twelve-month LIBOR, accruing from January 1, 1999.

At the time the grants were received, successful development of the related projects was not assured. In the case of failure of a project that was partly financed by royalty-bearing Government grants, the Company is not obligated to pay any such royalties to the OCS.

Royalty expenses are included in the statement of operations as a component of cost of revenues and totaled to approximately $0, $0, $2,651 for the years ended December 31, 2010, 2009 and 2008, respectively.

In April 2008, the Company paid $2,651 to the Government of Israel in settlement of royalty balance due with respect to the OCS grants to the Company.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

b.                     Lease commitments

1.    In September 2008, the Company signed a new lease agreement for its new premises for a period beginning April 1, 2009 and ending May 30, 2019. The Company has the option to end the lease term on May 30, 2014 upon prior notice and a penalty payment of $600.

To secure the Company’s liabilities under the new lease agreements, the bank made available to the lessor a bank guarantee in the amount of approximately $1,133 and $1,066 as of December 31, 2010 and 2009, respectively. In order to obtain the bank guarantee, the Company has pledged bank deposits of $1,166 and $1,073, respectively, which are presented in restricted long-term deposit.

The Company’s U.S. subsidiary leases premises in Massachusetts. In October 2009, the U.S. subsidiary signed a lease agreement for its new premises for a period beginning January 1, 2010 and ending April 30, 2015.

To secure the U.S. subsidiary’s liabilities under that lease agreement, the bank made available to the lessor a bank guarantee in the amount of approximately $67 and $66 as of December 31, 2010 and 2009, respectively. In order to obtain the bank guarantee, the U.S. subsidiary has pledged bank deposits of $67 and $66, which is presented in restricted long-term deposits as of December 31, 2010 and 2009, respectively.

Rent expenses included in the statement of operations totaled to approximately $1,564, $1,290 and $1,337 for the years ended December 31, 2010, 2009 and 2008, respectively.

As of December 31, 2010, the aggregate future minimum lease obligations of office rent and maintenance under non-cancelable operating leases agreements were as follows:

Year Ended December 31,
2011	$2,141
2012	2,114
2013	2,120
2014	1,650
2015	70
$8,095

2.    The Company leases its motor vehicles under cancelable operating lease agreements. The minimum payment under these operating leases, upon cancellation of these lease agreements was $156 as of December 31, 2010.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 7 - COMMITMENTS AND CONTINGENT LIABILITIES (continued):

c.                     Litigation

On January 2011, the Company received a letter from a real estate company informing that they are intending to file a law suit against the Company for damages allegedly they suffered as a result of negotiation conducted between them and the Company. The draft complaint include claim for damages of NIS 17.5 million. The Company currently is unable to estimate the outcome of the potential loss due to the early stage of the dispute.

NOTE 8 - SHAREHOLDERS’ EQUITY:

a.   In July 2007, the Company completed an Initial Public Offering of its ordinary shares on the NASDAQ global market. The Company issued 5,770,000 shares at a price of $9.00 per share before issuance expenses. Total net proceeds from the issuance amounted to $45,696.

b.       The ordinary shares confer upon their holders voting rights and the rights to participate in shareholder’s meetings, the right to receive profits and the right to a share in excess assets upon liquidation of the Company.

NOTE 9 - SHARE-BASED COMPENSATION:

a.     In April 2001, the Company’s board of directors approved an employee stock option plan (the “2001 plan”). In March 2003, the Company’s Board of Directors approved a revised Section 102 stock option plan (the “2003 plan”). The Company’s Board of Directors selected the capital gains tax track for options granted to the Company’s Israeli employees (i.e. nondeductible expenses for the Company for tax purposes).

b.     Each option of the 2001 plan and the 2003 plan can be exercised to purchase one ordinary share of NIS 0.01 par value of the Company. Immediately upon exercise of the option and issuance of ordinary shares, the ordinary shares issued upon exercise of the options will confer on holders the same rights as the other ordinary shares. The exercise price and the vesting period of the options granted under the plans were determined by the Board of Directors at the time of the grant. Any option not exercised within 10 years from grant date will expire, unless extended by the Board of Directors.

c.     In June 2007, the Company’s Board of Directors approved a new Incentive Compensation Plan that became effective upon the closing of the Company’s initial public offering in July 2007. The Company’s Board of Directors selected the capital gains tax track for options granted to the Company’s Israeli employees (i.e. nondeductible expenses for the Company for tax purposes).

d.            The Company’s Board of Directors approved an increase of 842,424, 838,566 and 1,221,834 in the number of ordinary shares reserved for purpose of grants under the Company’s share option plans in 2010, 2009 and 2008, respectively.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 9 - SHARE-BASED COMPENSATION (continued):

e.               As of December 31, 2010, the Company had reserved 5,569,846 ordinary shares for issuance under the plans. The following table summarizes information about share options:

	Year Ended December 31,
	2010		2009		2008
	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price	Number of Options	Weighted Average Exercise Price
Outstanding - beginning of year	5,135,585	$3.41	4,561,361	$3.46	3,612,772	$2.97
Granted	383,250	$5.27	793,300	$3.05	1,462,750	$4.23
Forfeited	(155,530)	$4.81	(122,617)	$4.92	(140,858)	$5.32
Exercised during the period	(445,737)	$2.31	(96,459)	$1.05	(373,303)	$1.01
Outstanding - end of year	4,917,568	$3.61	5,135,585	$3.41	4,561,361	$3.46

The following table provides additional information about all options outstanding and exercisable:

	Outstanding as of December 31,
	2010			2009
Exercise Price	Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Options Exercisable	Options Outstanding	Weighted Average Remaining Contractual Life (Years)	Options Exercisable
$1.00 - $1.20	1,805,949	3.93	1,805,949	2,079,311	4.90	2,062,362
$2.25 - $2.82	962,555	8.08	395,202	1,117,000	9.01	143,614
$3.65 - $4.97	931,238	7.73	495,794	814,922	8.38	298,316
$5.51 - $6.31	572,436	7.94	263,857	439,570	8.19	189,716
$7.18 - $8.00	642,962	6.47	547,103	682,297	7.33	411,536
$ 320	2,428	1.12	2,428	2,485	2.11	2,473
	4,917,568	6.26	3,510,333	5,135,585	6.65	3,108,017

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 9 - SHARE-BASED COMPENSATION (continued):

The weighted average of exercise prices of total vested and exercisable options for the years ended December 31, 2010 and 2009 a $3.35 and $2.89, respectively.

The weighted average of the remaining contractual life of total vested and exercisable options for the years ended December 31, 2010 and 2009 is 5.49 and 5.87 years, respectively.

The weighted average of intrinsic value of total outstanding options as of December 31, 2010 and 2009 is $5.19 and $2.44, respectively. The weighted average of intrinsic value of total vested and exercisable options as of December 31, 2010 and 2009 is $5.52 and $3.04, respectively.

Aggregate intrinsic value of the total outstanding options as of December 31, 2010 and 2009 is $25,543 and $12,545 respectively. The aggregate intrinsic value of the total exercisable options as of December 31, 2010 and 2009 is $19,360 and $9,454 respectively.

The total intrinsic value of options exercised during the years ended December 31, 2010, 2009 and 2008 was $2,452, $262 and $1,594 respectively.

The total cash received from employees as a result of employee stock option exercises for the years ended December 31, 2010, 2009, and 2008 was $1,022, $100 and $375, respectively. The tax benefits that were realized by the Company in connection with these exercises amounted to $79, $70 and $524 for the years ended December 31, 2010, 2009, and 2008, respectively.

f.                 Effective January 2009, the Company began granting restricted stock units under the Global Plan. Restricted stock units represent a right to receive ordinary shares of the Company at a future vesting date with no cash payment from the holder. In general, restricted stock units vest over four years from the grant date.

Restricted stock units activity in the Period ended December 31, 2010 is set forth below:

	Restricted Stock Units Outstanding
	Number of Shares	Weighted Average Grant Date Fair Value

Non vested restricted stock units at December 31, 2009	77,500	$4.48
Restricted stock units granted	403,986	5.22
Restricted stock units vested	(120,686)	4.51
Restricted stock units canceled	—	—
Non vested restricted stock units at December 31, 2010	360,800	$5.30

The total intrinsic value of all outstanding restricted stock units was $3,121 as of December 31, 2010.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 9 - SHARE-BASED COMPENSATION (continued):

On January 6, 2010, the Compensation Committee of the Board of Directors of the Company approved incentive compensation grants to its executive officers of 180,000 performance-based restricted stock units (“PBRSUs”), under the 2007 Company’s Incentive Plan. The exercise price of the PBRSUs is NIS 0.01, the ordinary share par value. The number of PBRSUs which may be earned depends upon achievement of certain performance objectives established as of December 31, 2010. The Committee shall determine the achievement of such objectives based on Board approval of the Company’s 2010 financial statements included in its 2010 Form 20-F and subject to each executive officer’s continued employment with the Company through the date of such approval by the Committee. The fair value of PBRSU granted was estimated based on the share price on the grant date.

g.              The weighted average fair value of options granted was approximately $2.68, $1.61 and $2.69 for the years ended December 31, 2010, 2009 and 2008, respectively. The weighted average fair value of options granted was estimated by using the Black-Scholes option-pricing model.

The following table sets forth the assumptions that were used in determining the fair value of options granted to employees for the years ended December 31, 2010, 2009 and 2008:

	Year Ended December 31,
	2010	2009	2008

Expected life	6.11 years	6.11 years	6.11 years
Risk-free interest rates	1.52%-3.07%	2.23%-2.89%	1.87%-3.8%
Volatility	49.12%-52.24%	52.24%-61.57%	61.57%-72.5%
Dividend yield	0%	0%	0%

The Company calculates the expected term of its options using the simplified method as prescribed by the authoritative guidance. The Company estimates its forfeiture rate based on its employment termination history, and will continue to evaluate the adequacy of the forfeiture rate based on analysis of employee turnover behavior, and other factors (for non-employees the forfeiture rate is nil). The annual risk free rates are based on the yield rates of zero coupon non-index linked U.S. Federal Reserve treasury bonds as both the exercise price and the share price are in U.S. Dollar terms.  The Company’s expected volatility is derived from its historical volatility, historical volatilities of companies in comparable stages as well as companies in the industry. Each Company’s historical volatility is weighted based on certain factors and combined to produce a single volatility factor used by the Company.

h.              As of December 31, 2010, the total unrecognized compensation cost on employee and non-employee stock options, related to unvested stock-based compensation amounted to approximately $4,214 and $1, respectively. This cost is expected to be recognized over a weighted-average period of approximately two years. This expected cost does not include the impact of any future stock-based compensation awards.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 9 - SHARE-BASED COMPENSATION (continued):

The following table summarizes the distribution of total share-based compensation expense in the Consolidated Statements of Operations:

	Year Ended December 31,
	2010	2009	2008

Cost of revenues	$64	$44	$23
Research and development, net	612	482	391
Sales and marketing	779	625	512
General and administrative	1,598	1,320	1,069
	$3,053	$2,471	$1,995

NOTE 10 - TAXES ON INCOME:

a.              Tax benefits under the Law for Encouragement of Capital Investments, 1959 (“Capital Investments Law”)

The production facilities of the Company have been granted “approved enterprise” status under Israeli law. The main tax benefits available during the seven year period of benefits commencing in the first year in which the Company earns taxable income (which has not yet occurred) are:

1)                           Reduced tax rates:

Income derived from the “approved enterprise” is tax exempt for a period of 2 years, after which the income will be taxable at the rate of 10%-25% for 5 years.

In the event of distribution of cash dividends from income which was tax exempt as above, the tax rate applicable to the amount distributed will be 25%.

2)                           Accelerated depreciation:

The Company is entitled to claim accelerated depreciation for five tax years in respect of machinery and equipment used by the approved enterprise.

3)                           Conditions for entitlement to the benefits:

The entitlement to the above benefits is conditional upon the Company’s fulfilling the conditions stipulated by the law, regulations published thereunder and the instruments of approval for the specific investments in approved enterprises. In the event of failure to comply with these conditions, the benefits may be cancelled and the Company may be required to refund the amount of the benefits, in whole or in part, with the addition of linkage differences and interest.

The Law for Encouragement of Capital Investments, 1959 (hereafter - the law) was amended as part of the Economic Policy Law for the years 2011-2012, which was passed in the Knesset (the Israeli parliament) on December 29, 2010 (hereafter - the amendment). The amendment becomes effective as from January 1, 2011.  The Amendment was published in the Official Gazette of the Government of Israel on January 6, 2011.

The amendment sets alternative benefit tracks to the ones currently in place under the provisions of the Law, as follows: investment grants track designed for enterprises located in national development zone A and two new tax benefits tracks (preferred enterprise and a special preferred enterprise), which provide for application of a unified tax rate to all preferred income of the company, as defined in the amendment.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 10 - TAXES ON INCOME (continued):

The tax rates at company level, under the law:

Years	Development Zone A	Other Areas in Israel
“Preferred enterprise”
2011-2012	10%	15%
2013-2014	7%	12.5%
2015 and thereafter	6%	12%
“Special Preferred Enterprise” commencing 2011	5%	8%

The benefits granted to the preferred enterprises will be unlimited in time, unlike the benefits granted to special preferred enterprises, which will be limited for a period of 10 years. The benefits shall be granted to companies that will qualify under criteria set in the amendment; for the most part, those criteria are similar to the criteria that were set in the law prior to its amendment.

Under the transitional provisions of the amendment, a company will be allowed to continue and enjoy the tax benefits available under the law prior to its amendment until the end of the period of benefits, as defined in the law. The company will be allowed to set the “year of election” no later than tax year 2012, provided that the minimum qualifying investment commenced not later than the end of 2010.  On each year during the period of benefits, the company will be able to opt for application of the amendment, thereby making available to itself the tax rates as above. Company’s opting for application of the amendment is irrecoverable.

In accordance with income taxes (Topic 740) the measurement of current and deferred tax liabilities and assets is based on provisions of the enacted tax law at balance sheet date. Since, as at December 31, 2010, the Amendment had not yet been “enacted”, as defined in Topic 740, the measurement of the current and deferred taxes for the year ended December 31, 2010 is made without taking the aforementioned Amendment into consideration. The Company is currently evaluation the impact of the adoption of these amendments would have on its consolidated financial statements.

b.         Measurement of results for tax purposes under the Income Tax (Inflationary Adjustments Law), 1985 (“Inflationary Adjustments Law”)

Pursuant to the Israel Income Tax Law (Adjustments for Inflation), 1985 (hereinafter - the Adjustments Law), the results for tax purposes have been measured through 2007 on a real basis, based on changes in the Israel CPI. The Company is taxed under this law.

Under the Israel Income Tax Law (Adjustments for Inflation) (Amendment No. 20), 2008 (hereinafter - the amendment), the provisions of the Adjustments Law will no longer apply to the Company in the 2008 tax year and thereafter, and therefore, the results of the Company will be measured for tax purposes in nominal terms. The amendment includes a number of transition provisions regarding the end of application of the Adjustments Law, which applied to the company through the end of the 2007 tax year. These financial statements are presented in dollars. The difference between the changes in the Israeli CPI and the exchange rate of the dollar, both on an annual and a cumulative basis causes a difference between taxable income and income reflected in these financial statements

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 10 - TAXES ON INCOME (continued):

c.                Tax rates

The regular corporate tax rate in Israel was 25%, 26% and 27%, in 2010, 2009 and 2008, respectively. The corporate tax rate is to be reduced to 24% in 2011. Income not eligible for “approved enterprise” benefits, mentioned above, is taxed at a regular rate.

On July 23, 2009, the Israel Economic Efficiency Law (Legislation Amendments for Applying the Economic Plan for the 2009 and 2010), 2009 (hereinafter — the 2009 amendment), became effective, stipulating, among other things, an additional gradual decrease in tax rate in 2011 and thereafter, as follows: 2011 — 24%, 2012 — 23%, 2013 — 22%, 2014 — 21%, 2015 — 20%, and 2016 and thereafter — 18%.

Non-Israeli subsidiaries are taxed according to the tax laws in their respective domiciles of residence.

d.    Carryforward tax losses

As of December 31, 2010 and 2009, the Company had a net Carryforward tax loss of approximately $87,000 and $77,000, respectively. Under Israeli tax laws, the Carryforward tax losses of the Company can be utilized indefinitely. As of December 31, 2010 and 2009, the US subsidiary had a net Carryforward tax loss of approximately $88 and $387, respectively.

e.    Tax assessments

The Company and its subsidiaries have not been assessed for tax purposes since incorporation.

f.                The components of income (loss) before income taxes are as follows:

	Year Ended December 31,
	2010	2009	2008
Income (loss) before taxes on income:
The Company in Israel	$(5,563)	$(12,143)	$(3,638)
Subsidiaries outside Israel	1,186	1,689	(594)
	$(4,377)	$(10,454)	$(4,232)
Taxes on income:
Current:
In Israel	$(202)	$(115)	$(198)
Outside Israel	259	100	(784)
	$57	$(15)	$(982)
Deferred:
In Israel	$—	$—	$—
Outside Israel	(422)	(527)	206
	$(422)	$(527)	$206
	$(365)	$(542)	$(776)

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 10 - TAXES ON INCOME (continued):

g.   Reconciliation of the theoretical tax expenses to actual tax expenses

	Year Ended December 31,
	2010	2009	2008

Theoretical tax benefit at the statutory rate (25%, 26%, and 27% for the years 2010, 2009 and 2008, respectively)	$1,094	$2,718	$1,143
Changes in valuation allowance	644	(984)	(2,635)
Differences arrising from tax rates other than statutory rate	(159)	(220)	89
Differences between the basis of measurement of income reported for tax purposes and the basis of measurement of income for financial reporting purposes	1,942	280	453
Increase in taxes on income resulting from the computation of deferred taxes at a rate which is different from the theoretical rate	(3,313)	(2,598)	(169)
Disallowable deductions	(964)	(794)	(677)
Permanent differences and others	391	1,056	1,020
Actual tax benefit (tax expenses)	$(365)	$(542)	$(776)

h.              Deferred income taxes

The Company analyzes its deferred tax asset with regard to potential realization. The Company’s determination of the realizability of its net deferred tax asset involves considering all available evidence, both positive and negative, regarding the likelihood of sufficient future income. The methodology used involves estimates of future income, which assumes ongoing profitability of its business. These estimates of future income are projected through the life of the deferred tax asset using assumptions which management believes to be reasonable.

As of December 31, 2010 and 2009 (see below), the Company did not have a substantial record of utilization of the tax benefits, consequently, management’s assessment was, that a full valuation allowance should be established regarding the Company’s deferred tax assets, and no valuation allowance was established for its US subsidiary’s based on its future earnings and profitability.

	December 31,
	2010			2009
	Current	Non current	Total	Current	Non current	Total
Deferred tax assets:
Provision for vacation, bonuses and others	$766	$—	$766	$737	$—	$737
Accrued severance pay, net	—	215	215	—	215	215
Deferred revenues	32	—	32	167	—	167
Property and equipment	—	—	—	—	11	11
R&D expenses	2,932	1,466	4,398	2,599	1,347	3,946
Tax loss carryforwards	35	15,752	15,787	174	16,929	17,103
	$3,765	$17,433	$21,198	$3,677	$18,502	$22,179
Valuation allowance	(3,589)	(17,412)	(21,001)	(3,240)	(18,405)	(21,645)
Deferred tax assets	$176	$21	$197	$437	$97	$534

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 10 - TAXES ON INCOME (continued):

i.      Accounting for Uncertain Tax position

The Company recognized interest expense and penalties expense, related to unrecognized tax benefits of $29 and $0, respectively in 2010, $108 and $0, respectively in 2009 and $37 and $0, respectively in 2008. As of December 31, 2010, the amounts of interest and penalties accrued on the balance sheet are $121 and $0, respectively.

Following is a reconciliation of the total amounts of the Company’s unrecognized tax benefits during the years ended December 31, 2010, 2009 and 2008, are as follows:

	December 31,
	2010	2009	2008

Balance at beginning of year	$597	$861	$512
Increases in unrecognized tax benefits as a result of tax positions taken during prior years	29	108	37
Decreases in unrecognized tax benefits as a result of tax positions taken during prior years	(291)	(372)	(23)
Increases in unrecognized tax benefits as a result of tax positions taken during the current year	—	—	335
Balance at end of year	$335	$597	$861

All of the above amounts of unrecognized tax benefits would affect the effective tax rate if recognized. The unrecognized tax benefits at December 31, 2010, are of tax positions for which the ultimate deductibility is highly certain but for which there is uncertainty about the timing of such deductibility.

A summary of open tax years by major jurisdiction is presented below:

Jurisdiction:	Years:
Israel	2005-2010
United States (1)	2006-2010
Japan	2007-2010
United Kingdom	2008-2010

(1) Includes federal, state, and provincial (or similar local jurisdictions) tax positions.

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 11 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION:

Balance sheets:

a.              Accounts receivable:

	December 31,
	2010	2009

1) Trade:
Open accounts	$15,886	$14,937
Allowance for doubtful accounts	(2,038)	(1,881)
	13,848	13,056
2) Prepaid expenses and others:
Government institutions	549	707
Prepaid expenses	287	382
Accrued interest	179	123
Deferred income taxes	176	437
Derivative financial instruments	339	184
Other	47	29
	$1,577	$1,862

b.              Inventories:

	December 31,
	2010	2009

Raw materials	$1,872	$1,206
Finished goods	6,719	4,589
	$8,591	$5,795

c.              Accounts payable and accruals - others:

	December 31,
	2010	2009

Employees and employee institutions	$2,515	$1,910
Provision for vacation pay	930	863
Accrued expenses	1,528	1,231
Provision for warranty	115	115
Government institutions	192	66
Advanced payment from customers	26	22
Derivative financial instruments	2	39
	$5,308	$4,246

VOLTAIRE LTD.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(U.S. dollars in thousands except share and per share data)

NOTE 11 - SUPPLEMENTARY FINANCIAL STATEMENT INFORMATION (continued):

d.              Deferred revenues:

Composition of deferred revenues:

	December 31,
	2010	2009

Deferred products revenues	$46	$165
Deferred services revenues	8,415	7,790
	$8,461	$7,955

The changes in deferred service revenues during the years ended December 31, 2010, 2009 and 2008, are as follows:

	Year Ended December 31,
	2010	2009	2008

Balance at begining of year	$7,790	$6,771	$4,442
Deferred revenue relating to new sales	6,414	6,022	5,422
Revenue recognized during the year	(5,789)	(5,003)	(3,093)
Balance at end of year	$8,415	$7,790	$6,771

NOTE 12 — SUBSEQUENT EVENTS:

On February 7, 2011, Mellanox, acquired the Company for approximately $207.7 million in cash. In addition, Mellanox assumed all the outstanding options held by Company employees.